Exhibit 99.1

22nd Century Regains Compliance with Nasdaq Stockholders’ Equity Requirement

MOCKSVILLE, N.C., October 8, 2024 — 22nd Century Group, Inc. (Nasdaq: XXII), a tobacco products company that is leading the fight against nicotine and believes smokers should have a choice about their nicotine consumption, today announced that it has received formal written notice from The Nasdaq Stock Market LLC (“Nasdaq”) that the Company has regained compliance with the minimum stockholders' equity requirement as set forth in Nasdaq Listing Rule 5550(b)(1) (the “Equity Rule”).

This confirmation follows the Company’s successful efforts to improve its balance sheet and liquidity by completing new equity offerings, while reducing outstanding liabilities and debt through various forms of settlement with creditors. As a result, the Company now meets Nasdaq’s stockholders' equity minimum requirement of at least $2.5 million.

Larry Firestone, Chief Executive Officer said, "We are pleased to receive Nasdaq’s notification confirming 22nd Century’s regained compliance with the minimum stockholders’ equity requirement. Over the past two quarters, we have made significant strides in improving our balance sheet and expanding our business. During this period, we have raised $11.6 million of equity proceeds and de-levered our balance sheet, among other activities, to reach the equity minimum of $2.5 million. We remain committed to ensuring our listing compliance and creating long-term shareholder value."

About 22nd Century Group, Inc.

22nd Century Group is the pioneering nicotine harm reduction company in the tobacco industry enabling smokers to take control of their nicotine consumption.

We created our flagship product, the VLN® cigarette, to give traditional cigarette smokers an authentic and familiar alternative that helps them smoke less.  VLN® is the world’s first and only combustible cigarette to receive a Modified Risk Tobacco Product designation from the FDA, which the FDA has mandated be described as a product that Helps You Smoke Less®.  VLN® cigarettes have 95% less nicotine than the traditional cigarette and have been proven to greatly reduce nicotine consumption.  Instead of offering new ways of delivering nicotine to addicted smokers, we offer smokers the option to take control of their nicotine consumption and make informed and more productive choices, including the choice to avoid addictive levels of nicotine altogether.

Our wholly owned subsidiaries include a leading cigarette manufacturer that produces all VLN® products and provides turnkey contract manufacturing for other tobacco brands both domestically and internationally.  The 60,000 square foot facility in Mocksville, North Carolina has the capacity to produce more than 45 million cartons of combusted tobacco products annually with additional space for expansion.

Our proprietary reduced nicotine tobacco blends are made possible by comprehensive and patented technologies that regulate nicotine biosynthesis activities in the tobacco plant, resulting in full flavor and high yield with 95% less nicotine. Our extensive patent portfolio has been developed to ensure we have the only low nicotine combustible cigarette in the United States and critical international markets.  Our mission is to sell the last cigarette before the 22nd Century.

VLN® and Helps You Smoke Less® are registered trademarks of 22nd Century Limited LLC.

Learn more at xxiicentury.com, on X (formerly Twitter), on LinkedIn, and on YouTube.

Learn more about VLN® at tryvln.com.

Cautionary Note Regarding Forward-Looking Statements

Except for historical information, all of the statements, expectations, and assumptions contained in this press release are forward-looking statements, including but not limited to our full year business outlook. Forward-looking statements typically contain terms such as “anticipate,” “believe,” “consider,” “continue,” “could,” “estimate,” “expect,” “explore,” “foresee,” “goal,” “guidance,” “intend,” “likely,” “may,” “plan,” “potential,” “predict,” “preliminary,” “probable,” “project,” “promising,” “seek,” “should,” “will,” “would,” and similar expressions. Forward-looking statements include, but are not limited to, statements regarding (i) our cost reduction initiatives, (ii) our expectations regarding regulatory enforcement, including our ability to receive an exemption from new regulations, (iii) our financial and operating performance and (iv) our expectations for our business interruption insurance claim. Actual results might differ materially from those explicit or implicit in forward-looking statements. Important factors that could cause actual results to differ materially are set forth in “Risk Factors” in the Company’s Annual Report on Form 10-K filed on March 28, 2024, and in the Company’s Quarterly Reports filed on May 15, 2024 and August 13, 2024. All information provided in this release is as of the date hereof, and the Company assumes no obligation to and does not intend to update these forward-looking statements, except as required by law.

Investor Relations & Media Contact

Matt Kreps

Investor Relations

22nd Century Group

mkreps@xxiicentury.com

214-597-8200